UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018

uSell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Avenue, 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 4, 2018 (the “Effective Date”), uSell.com, Inc. (the “Company”), certain of the Company’s subsidiaries and an institutional investor (the “Lender”) entered into an amendment (the “Amendment”) to that certain note purchase agreement (the “NPA”) dated January 13, 2017. Pursuant to the Amendment, the Lender granted the Company a one-time forbearance of existing remedies of default, under one of the financial covenants of the NPA, until June 30, 2018. In addition, the Company amended the terms of the NPA related to the Company’s debt coverage ratio and repaid $3,304,068 under the NPA, including $4,068 of accrued interest.

Further, on the Effective Date the Company entered into a second amended and restated secured term note (the “Second Note”), pursuant to which the NPA’s interest rate was increased from 15.0% to 16.0% commencing June 1, 2018. The maturity date for the NPA remained as January 13, 2020.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the full text of the Amendment and the Second Note filed as Exhibits 10.1, and 10.2, respectively, to this Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Forbearance and Third Amendment Agreement dated May 4, 2018 *

10.2	Form of Second Amended and Restated Secured Term Note dated May 4, 2018*

*Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: May 10, 2018	By: /s/ Nikhil Raman
Name: Nikhil Raman
Title: Chief Executive Officer